Exhibit 99

TI to repurchase additional $7.5 billion in stock, increase dividend 8%

DALLAS (Sept. 16, 2010) – The Board of Directors of Texas Instruments Incorporated (TI) (NYSE: TXN) today authorized the company to repurchase an additional $7.5 billion of its common stock.  This is in addition to the $1.3 billion in repurchase authorizations remaining at the end of June 2010.

TI plans to repurchase shares at times and prices considered appropriate by the company.  Including today’s announcement, the Board has authorized the repurchase of $27.5 billion of stock since September 2004.  The company has reduced the number of its shares outstanding by 533 million shares, or 31 percent, from September 2004 through June 2010.

Additionally, the company plans to raise its quarterly cash dividend $0.01 per common share.  TI’s new quarterly dividend will be $0.13 per share of common stock, resulting in annual dividend payments of $0.52 per common share.

The new quarterly cash dividend will be payable November 22, 2010, to stockholders of record on November 1, 2010, contingent upon formal declaration by the Board of Directors at its regular meeting in October.

This marks the seventh consecutive year TI has increased its dividend.  The company has paid dividends to its shareholders on an uninterrupted basis since June 1, 1962.

“These actions are evidence of our company’s ongoing commitment to return value directly to our shareholders,” said Rich Templeton, TI chairman, president and chief executive officer.

#   #   #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in key markets such as communications, entertainment electronics and computing;
•
TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
•
Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•
Changes in laws and regulations to which TI or its suppliers are or may become subject, such as those imposing fees or reporting or substitution costs relating to the discharge of emissions into the environment or the use of certain raw materials in our manufacturing processes;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Customer demand that differs from our forecasts;
•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	The ability of TI and its customers and suppliers to access their bank accounts and lines of credit or otherwise access the capital markets;
•	Impairments of our non-financial assets;
•	Product liability or warranty claims, claims based on epidemic or delivery failure or recalls by TI customers for a product containing a TI part;
•	TI’s ability to recruit and retain skilled personnel; and
•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of the Company's most recent Form 10-K.  The forward-looking statements included in this release are made only as of the date of this release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments (NYSE: TXN) helps customers solve problems and develop new electronics that make the world smarter, healthier, safer, greener and more fun.  A global semiconductor company, TI innovates through design, sales and manufacturing operations in more than 30 countries.  For more information, go to www.ti.com.